                                                                       Exhibit 5


                               HARWELL HOWARD HYNE
                             GABBERT & MANNER, P.C.




JONATHAN HARWELL                                             M. DAVID COX
LIN S. HOWARD                                                LEILANI BOULWARE
ERNEST E. HYNE II                                            CURTIS CAPELING
CRAIG V. GABBERT, JR.       1800 FIRST AMERICAN CENTER       ALIX COULTER CROSS
MARK MANNER                    315 DEADERICK STREET          DONNA J. TORSNEY
JAMES W. CAMERON III      NASHVILLE, TENNESSEE 37238-1800    GARY N. MEADE, JR.
L. GLENN WORLEY                --------------------          KRISTOPHER W. KEMP
PETER M. OLDHAM              TELEPHONE (615) 256-0500        J. GREG GIFFEN
GLEN ALLEN CIVITTS           FACSIMILE (615) 251-1059        JOHN J. BAILEY III
GLENN B. ROSE                                                M. KIMBERLY STAGG
BENJAMIN C. FORDHAM                                          ANGELA M. PLAYLE
LEE C. DILWORTH                                              LESLIE B. WILKINSON, JR.
LAUREN W. ANDERSON                                           RYAN D. BROWN
JOHN N. POPHAM IV                                            AMY MARIE SANFORD
JOHN M. BRITTINGHAM                                          SCOTT CRADDOCK
KAAREN H. ENGEL
SUSAN V. SIDWELL
JOHN F. BLACKWOOD                                               -------------
D. ALEXANDER FARDON                                             BARBARA HOLMES
MICHAEL R. HILL                                                   OF COUNSEL
JOSEPH ALLEN KELLY






                                 March 22, 1999



Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

Ladies and Gentlemen:

         We have acted as special counsel to Central Parking Corporation. (the "Company") in connection with the registration of the Company's Stock Option Plan pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

         We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable.




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


Central Parking Corporation
March 22, 1999
Page 2



         Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Tennessee. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

                                    Very truly yours,

                                    HARWELL HOWARD HYNE
                                    GABBERT & MANNER, P.C.






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